Exhibit 12

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this “Agreement”), dated as of April 17, 2017 (the “Effective Date”), is made by and among Blue Mountain Credit Alternatives Master Fund L.P., BlueMountain Distressed Master Fund L.P., BlueMountain Guadalupe Peak Fund L.P., BlueMountain Montenvers Master Fund SCA SICAV-SIF, BlueMountain Summit Trading L.P., BlueMountain Credit Opportunities Master Fund I L.P., BlueMountain Kicking Horse L.P., BlueMountain Strategic Credit Master Fund L.P. and BlueMountain Timberline Ltd, on the one hand (each a “Transferor” and, collectively, the “Transferors”) and Southeastern Asset Management, Inc., on behalf of the transferees set forth on Schedule A, on the other hand (each a “Transferee” and, collectively, the “Transferees” and, together with the Transferors, the “Parties” and each a “Party”).

W I T N E S S E T H:

WHEREAS, the Transferors hold, in the aggregate, the 4,300,000 shares of Common Stock, par value $0.01 per share (the “Shares”) of Eastman Kodak Company (the “Company”), as more particularly detailed on Schedule A; and

WHEREAS, the Transferors desire to transfer 100% of the Shares listed on Schedule A (the “Transferred Securities”) to the Transferees in accordance with the terms hereof and the Transferees desire to acquire the Transferred Securities in accordance with the terms hereof (such transactions are hereafter referred to as the “Transfer”).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the Parties agree as follows:

1. Transfer of Shares. Subject to the terms and conditions of this Agreement, at the Closing (a) the Transferees hereby agree to acquire from the Transferors and the Transferors hereby agree to assign, transfer, and convey to the Transferees all of their right, title and interest in, to, and under the Transferred Securities as more particularly detailed on Schedule A; and (b) the Transferees agree to pay via wire transfer in accordance with Section 2 below to the Transferors an aggregate purchase price of Forty-Six Million Two Hundred Twenty-Five Thousand United States Dollars ($46,225,000) as more particularly detailed on Schedule A (the “Purchase Price”) in exchange for the Transferred Securities.

2. Closing. The closing of the Transfer (the “Closing”) shall take place on (a) the third business day following (i) Satisfaction of the HSR Conditions (as defined in Section 5) (or, to the extent permitted, the waiver thereof by unanimous written consent of the Parties) and (ii) receipt by the Transferors of the prior written consent of the Company to the Transfer, or (b) at such other time and date as may be agreed by the Parties. At the Closing, the Transferors shall deliver to the Transferees the Transferred Securities versus payment of the Purchase Price by the Transferees, following more particular instructions to be shared by the Parties. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

3. Representations and Warranties of the Transferees. Each Transferee represents and warrants, as of the date hereof and as of the Closing Date, to the Transferors that: (a) such Transferee has the right, power, and authority to execute, deliver, and fully perform its obligations under this Agreement, without violation of any applicable law, rule, regulation or court order and without the necessity of obtaining any consent or approval from any governmental or regulatory authority, other than compliance with and filings under the Hart- Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”); (b) this Agreement has been duly executed and is a binding and valid agreement enforceable against each Transferee in accordance with its terms; (c) such Transferee is an “accredited investor” (as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”)); (d) such Transferee (i) recognizes that the Transferred Securities are speculative in nature; (ii) has not relied on the Transferors, BlueMountain Capital Management, LLC (“BlueMountain”), any other funds and accounts managed by BlueMountain, any other affiliates of BlueMountain or any of the respective current and former partners, shareholders, members, managers, officers, directors, employees, representatives and agents of any of the foregoing (collectively with the Transferors, the “BlueMountain Persons”) in connection with any securities or tax matters related to the Transfer; (iii) is acquiring the Transferred Securities for its own account for investment purposes and not with a view to the distribution thereof; and (iv) will not sell, transfer, pledge, hypothecate, alienate, or otherwise assign or dispose of the Transferred Securities unless such disposition is registered under the Securities Act or is exempt from registration thereunder; (e) such Transferee has, independently and without reliance upon the Transferors, BlueMountain, any of the other BlueMountain Persons, or any of their respective officers, directors, agents or advisors, and based upon such information concerning the Transfer that such Transferee has obtained from whatever sources it deemed appropriate, reliable and adequate, made its own investment analysis and decision to consummate the Transfer; and (f) such Transferee believes that, by reason of its business and financial experience, it is capable of evaluating the merits and risks of the Transfer and of protecting its own interests in connection with the Transfer.

4. Representations and Warranties of the Transferors. Each Transferor represents and warrants, as of the date hereof and as of the Closing Date, to the Transferees that (a) such Transferor has the right, power, and authority to execute, deliver, and fully perform its obligations under this Agreement, without violation of any applicable law, rule, regulation or court order and without the necessity of obtaining any consent or approval from any governmental or regulatory authority, other than compliance with and filings under the HSR Act; (b) this Agreement has been duly executed and is a binding and valid agreement enforceable against such Transferor in accordance with its terms; (c) such Transferor owns the Transferred Securities, free and clear of any security interest, lien, charge, or other encumbrance of any nature whatsoever; (d) neither such Transferor nor any person authorized by such Transferor, as agent or otherwise, has offered all or any part of the Transferred Securities for sale to, or solicited offers to buy the same from, any person other than the Transferees; (e) such Transferor has, independently and without reliance upon the Transferees, and based upon such information concerning the Transfer that such Transferor has obtained from whatever sources it deemed appropriate, reliable and adequate, made its own investment analysis and decision to consummate the Transfer; and (f) such Transferor believes that, by reason of its business and financial experience, it is capable of evaluating the merits and risks of the Transfer and of protecting its own interests in connection with the Transfer.

5. HSR Act Conditions. (a) Longleaf Partners Small-Cap Fund (“Longleaf”) shall as promptly as practicable, but in no event later than five (5) business days after the date of this Agreement, (i) file or cause to be filed with the United States Federal Trade Commission (the “FTC”) and the United States Department of Justice (the “DOJ”) the notification and report form required for the transactions contemplated hereby pursuant to the HSR Act and seek the early termination of the waiting period under the HSR Act, and (ii) make or cause to be made such other filings as are necessary in other jurisdictions in order to comply with any other applicable competition, merger control, antitrust or similar statute, law, ordinance, legally-binding rule or regulation (“Applicable Law”) of any jurisdiction. Longleaf shall promptly submit any supplemental information requested by the FTC, the DOJ or any other applicable Federal, state, local or foreign court of competent jurisdiction, governmental agency, authority, instrumentality or regulatory body (each, a “Governmental Entity”) in connection with any such filing. Any such filing or submission shall be in substantial compliance with the requirements of the HSR Act or such other Applicable Law, as applicable. Each of the Transferors and the Transferees shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission under the HSR Act or such other Applicable Law. It is understood and agreed that, absent the unanimous written consent of the Parties, the Closing cannot occur until the expiration or termination of the waiting period under the HSR Act and the receipt of any consent, approval or authorization (“Consent”), or the expiration or termination of any waiting period, under such other Applicable Law (collectively, “Satisfaction of the HSR Conditions”). Without limiting the generality of this Section 5, the Transferees shall use their best efforts to take, or cause to be taken, all actions consistent with this Section 5 necessary to cause Satisfaction of the HSR Conditions, in each case as promptly as practicable for the consummation of the Transfer.

(b) Each of the Parties shall (i) cooperate in all respects with each other in connection with any filing or submission made with any Governmental Entity relating to the matters contemplated by this Section 5 and in connection with any investigation or other inquiry by or before any Governmental Entity relating to the matters contemplated by this Section 5, including any Proceeding initiated by a private party, and (ii) keep the other party informed in all material respects and on a reasonably timely basis of any material communication received by such party from, or given by such party to, the FTC, the DOJ or any other Governmental Entity and of any material communication received or given in connection with any Proceeding by a private party, in each case relating to the matters contemplated by this Section 5. Subject to Applicable Law relating to the exchange of information, each of the Parties shall have the right to review in advance, and to the extent practicable each of the Parties will consult any other Party on, all the information relating to any other Party that appears in any filing or submission made with any Governmental Entity or any private party relating to the matters contemplated by this Section 5. Each of the Parties agrees not to participate in substantive meetings or discussions, either in person or by telephone, with any Governmental Entity relating to the matters contemplated by this Section 5 unless, to the extent reasonably practicable, it consults with the other Parties in advance and, to the extent not prohibited by such Governmental Entity, gives the other Parties the opportunity to attend and participate.

6. Nondisclosure Agreement and Standstill. It is understood and agreed that, absent the unanimous written consent of the Parties, the Closing cannot occur until the prior written consent of the Company to the Transfer is received. In connection therewith, the Transferees covenant and agree to use their best efforts to negotiate and enter into as promptly as practicable a nondisclosure and standstill agreement with the Company binding upon the Transferees and their respective affiliates on terms which are mutually agreeable to the Transferees and the Company.

7. Termination. Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the Transfer and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Closing:

(a) by unanimous written consent of the Parties; or

(b) by any Party, if the Closing does not occur on or prior to June 12, 2017 (the “Outside Date”);

8. Further Assurances. Each Party hereby covenants and agrees that it will, at the sole cost and expense of the requesting Party, execute and deliver such documents and take such further actions as another Party may from time to time reasonably request as being necessary or desirable to carry out the intent and purposes of this Agreement.

9. Binding Effect; Governing Law. This Agreement shall bind and benefit the Parties, their representatives, and their permitted assignees and successors in interest. This Agreement shall be construed and enforced in accordance with the laws of the State of New York, without giving effect to the principles of the conflict of laws thereof.

10. Entire Agreement. This Agreement constitutes the entire agreement between the Parties governing this Agreement. This Agreement may be modified, superseded, or terminated only in writing signed by each of the Parties to be affected.

11. Counterparts. This Agreement may be executed in multiple counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

TRANSFERORS:

Blue Mountain Credit Alternatives Master Fund L.P.
By: BlueMountain Capital Management, LLC, its Investment Manager

By:	/s/ DAVID M. O’MARA
Name: David M. O’Mara
Title: Deputy General Counsel

BlueMountain Distressed Master Fund L.P.
By: BlueMountain Capital Management, LLC, its Investment Manager

By:	/s/ DAVID M. O’MARA
Name: David M. O’Mara
Title: Deputy General Counsel

BlueMountain Guadalupe Peak Fund L.P.
By: BlueMountain Capital Management, LLC, its Investment Manager

By:	/s/ DAVID M. O’MARA
Name: David M. O’Mara
Title: Deputy General Counsel

BlueMountain Montenvers Master Fund SCA SICAV-SIF
By: BlueMountain Capital Management, LLC, its Investment Manager

By:	/s/ DAVID M. O’MARA
Name: David M. O’Mara
Title: Deputy General Counsel

BlueMountain Summit Trading L.P.
By: BlueMountain Capital Management, LLC, its Investment Manager

By:	/s/ DAVID M. O’MARA
Name: David M. O’Mara
Title: Deputy General Counsel

BlueMountain Credit Opportunities Master Fund I L.P.
By: BlueMountain Capital Management, LLC, its Investment Manager

By:	/s/ DAVID M. O’MARA
Name: David M. O’Mara
Title: Deputy General Counsel

BlueMountain Kicking Horse L.P.
By: BlueMountain Capital Management, LLC, its Investment Manager

By:	/s/ DAVID M. O’MARA
Name: David M. O’Mara
Title: Deputy General Counsel

BlueMountain Strategic Credit Master Fund L.P.
By: BlueMountain Capital Management, LLC, its Investment Manager

By:	/s/ DAVID M. O’MARA
Name: David M. O’Mara
Title: Deputy General Counsel

BlueMountain Timberline Ltd.
By: BlueMountain Capital Management, LLC, its Investment Manager

By:	/s/ DAVID M. O’MARA
Name: David M. O’Mara
Title: Deputy General Counsel

TRANSFEREES:

LONGLEAF PARTNERS SMALL-CAP FUND
By: Southeastern Asset Management, Inc.,
Acting as Investment Counsel

By:	/s/ ANDREW R. MCCARROLL
Name: Andrew R. McCarroll
Title:	General Counsel

C2W PARTNERS MASTER FUND LIMITED
By: Southeastern Asset Management, Inc.,
Acting as Investment Counsel

By:	/s/ ANDREW R. MCCARROLL
Name: Andrew R. McCarroll
Title: General Counsel

Schedule A

Schedule of Shareholdings and Transfers

Transferor	Total Shares	Transferee	Total Transferred Securities	Purchase Price
Blue Mountain Credit Alternatives Master Fund L.P.	1,726,634	Longleaf Partners Small-Cap Fund	1,426,634	$15,336,315.50
		C2W Partners Master Fund Limited	300,000	$3,225,000
BlueMountain Distressed Master Fund L.P.	204,074	Longleaf Partners Small-Cap Fund	204,074	$2,193,795.50
BlueMountain Guadalupe Peak Fund L.P.	110,498	Longleaf Partners Small-Cap Fund	110,498	$1,187,853.50
BlueMountain Montenvers Master Fund SCA SICAV-SIF	391,239	Longleaf Partners Small-Cap Fund	391,239	$4,205,819.25
BlueMountain Summit Trading L.P.	280,353	Longleaf Partners Small-Cap Fund Limited	280,353	$3,013,794.75
BlueMountain Credit Opportunities Master Fund I L.P.	1,101,174	Longleaf Partners Small-Cap Fund Limited	1,101,174	$11,837,620.50
BlueMountain Kicking Horse L.P.	145,444	Longleaf Partners Small-Cap Fund Limited	145,444	$1,563,523.00
BlueMountain Strategic Credit Master Fund L.P.	152,890	Longleaf Partners Small-Cap Fund Limited	152,890	$1,643,567.50
BlueMountain Timberline Ltd.	187,694	Longleaf Partners Small-Cap Fund Limited	187,694	$2,017,710.50

Total	4,300,000		4,300,000	$46,225,000